Exhibit 5.1

Our ref                 KKZ/713476-000003/13247574v3

Tencent Music Entertainment Group

腾讯音乐娱乐集团

17/F, Malata Building

Keijizhongyi Road

Midwest District of Hi-tech Park

Nanshan District

Shenzhen 518057

People’s Republic of China

19 November 2018

Dear Sirs

Tencent Music Entertainment Group 腾讯音乐娱乐集团

We have acted as Cayman Islands legal advisers to Tencent Music Entertainment Group 腾讯音乐娱乐集团 (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain American depositary shares (the “ADSs”) representing the Company’s Class A ordinary shares of par value US$0.000083 each (the “Shares”).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion letter, we have reviewed only originals, copies or final drafts of the following documents:

1.1

The certificate of incorporation of the Company dated 6 June 2012 and the certificate of incorporation on change of name of the Company dated 5 January 2017 issued by the Registrar of Companies in the Cayman Islands.

1.2	The fifth amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 4 September 2018 (the “Pre-IPO Memorandum and Articles”).

1.3

The sixth amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 4 September 2018 and effective immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares (the “IPO Memorandum and Articles”).

1.4	The minutes (the “Board Minutes”) of a meeting of the board of directors of the Company held on 15 October 2018 (the “Board Meeting”).

Maples and Calder (Hong Kong) LLP

53rd Floor  The Center  99 Queen’s Road  Central Hong Kong

Tel +852 2522 9333  Fax +852 2537 2955  maplesandcalder.com

Resident Hong Kong Partners: Mark Western (British Virgin Islands), Anthony B. Webster (Cayman Islands), Michelle Lloyd (Ireland)

Greg Knowles (British Virgin Islands), John Trehey (New Zealand), Ann Ng (Victoria (Australia)), Stacey Overholt (British Virgin Islands), Nick Harrold (England and Wales)

Terence Ho (New South Wales (Australia)), Justin Pennay (Cayman Islands), L.K. Kan (England and Wales), W.C. Pao (England and Wales), Richard Spooner (England and Wales)

Sharon Yap (New Zealand), Aisling Dwyer (British Virgin Islands), Matthew Roberts (Western Australia (Australia)), Everton Robertson (England and Wales)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors | Irish Solicitors

1.5	The minutes (the “EGM Minutes”) of a meeting of the shareholders of the Company held on 4 September 2018.

1.6	A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.7	A certificate of good standing dated 10 October 2018, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

2.4	There is nothing contained in the minute book or corporate record of the Company (which we have not inspected) which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2

The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$3,984,000 divided into 48,000,000,000 shares comprising (i) 4,800,000,000 Class A Ordinary Shares of a par value of US$0.000083 each, ii) 4,800,000,000 Class B Ordinary Shares of a par value of US$0.00001 each, and (iii) 38,400,000,000 shares of a par value of US$0.000083 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with the IPO Memorandum and Articles.

3.3

The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

2

3.4

The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

In this opinion letter the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

3

Director’s Certificate

19 November 2018

To:	Maples and Calder (Hong Kong) LLP
53rd Floor, The Center
99 Queen’s Road Central
Central, Hong Kong

Dear Sirs

Tencent Music Entertainment Group 腾讯音乐娱乐集团 (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Pre-IPO Memorandum and Articles remain in full and effect and, except as amended by the resolutions passed at the EGM adopting the IPO Memorandum and Articles, are otherwise unamended.

2

The Board Minutes are a true and correct record of the proceedings of the Board Meeting, which was duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the Pre-IPO Memorandum and Articles. The resolutions set out in the Board Minutes were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3

The EGM Minutes are a true and correct record of the proceedings of the EGM, which was duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the Pre-IPO Memorandum and Articles. The resolutions set out in the EGM Minutes were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles and have not been amended, varied or revoked in any respect.

4	The authorised share capital of the Company is US$398,400 divided into 4,800,000,000 shares of a par value of US$0.000083 each.

5

The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$3,984,000 divided into 48,000,000,000 shares comprising (i) 4,800,000,000 Class A Ordinary Shares of a par value of US$0.000083 each, ii) 4,800,000,000 Class B Ordinary Shares of a par value of US$0.00001 each, and (iii) 38,400,000,000 shares of a par value of US$0.000083 each of such class or classes (however designated) as the Board may determine in accordance with the IPO Memorandum and Articles.

6

The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

7	The directors of the Company at the date of the Directors’ Resolutions were as follows:

Tao Sang Tong

Kar Shun Cussion Pang

Zhenyu XIE

Guomin XIE

Tak-Wai Wong

Liang TANG

Brent Richard Irvin

Haifeng Lin

Chiping Martin Lau

8

Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

9

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

10

Upon the completion of the Company’s initial public offering of the ADSs representing the Shares, the Company will not be subject to the requirements of Part XVIIA of the Companies Law (2018 Revision).

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

Signature:	/s/ Cussion Pang
Name:
Title:	Director

[Signature page to the Director’s Certificate]